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Exhibit 99.7

LAURUS MASTER FUND, LTD.
825 Third Avenue, 14th Floor
New York, New York 10022

July 9, 2004


RPM Technologies, Inc.
21061 West Braxton
Plainfield, IL 60544
Attn: Chief Executive Officer


  Re:   Restricted Account: Account Number ,

Account Name: RPM Technologies, Inc., maintained at North Fork Bank (the "Restricted Account").

  Reference is made to (i) that certain Securities Purchase Agreement, dated as of July 8, 2004 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between RPM Technologies, Inc., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") and
(ii) that certain Restricted Account Agreement, dated as of July 8, 2004 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, Laurus and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to Section 3.2 of the Purchase Agreement, the Company is required to place $2,200,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement, the Restricted Account Agreement and any Related Agreement, except as otherwise contemplated below, maintain such amount in the Restricted Account for as long as the Purchaser shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Company's obligations to the Purchaser.

  The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account. For good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that, so long as no Event of Default has occurred and is continuing, (w) following either (I) the provision by the Company to the Purchaser of evidence that the Company and its Subsidiaries have obtained general liability insurance with a coverage limit of no less than $1,200,000 or
(II) the Purchaser has determined (in its sole discretion) that the general liability insurance referred to in the immediately preceding clause (I) is not customary with respect to the Company's and its Subsidiaries' business operations, the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to $100,000 to such bank account as the Company may direct the Purchaser in writing, (x) following the execution of a Lease by the Company, the Purchaser shall direct the Bank, pursuant to a Release Notice, to wire an amount of funds equal to $100,000 to such bank account as the Company may direct the Purchaser in writing, (y) following the filing of the initial Registration Statement referred to in the Registration Rights Agreement, the Purchaser shall direct the Bank, pursuant to a Release Notice, to wire an amount of funds equal to $100,000 to such bank account as the Company may direct the Purchaser in writing, and (z) with respect to up to $1,000,000 of the proceeds contained in the Restricted Account, following the provision by the Company to the Purchaser in writing of evidence that the Company has entered into an agreement or agreements to consummate one or more Equipment Purchases, the Purchaser shall direct the Bank, pursuant to a Release Notice, to wire an amount of funds equal to the corresponding dollar amount necessary to be paid to the seller of the equipment related to such Equipment Purchase (a "Seller") at such time, which wire shall be made directly to such Seller's bank account; provided that (i) with respect to any release referred to in this clause (z) (other than with respect to deposits required to be paid by the Company to a Seller), the Purchaser shall not be required to direct any such release unless and until (A) the Company (I) has obtained customary insurance insuring the Company against any loss related to the equipment acquired in connection with each such Equipment Purchase and
(II) is otherwise in compliance with Section 6.8 of the Purchase Agreement  and
(B) the Company has entered into the Lease and (ii) notwithstanding anything to the contrary contained above, in no event shall the aggregate amount that the Purchaser is required to release from the Restricted Account pursuant to the preceding clauses (w) through (z), inclusive, exceed $1,300,000. Furthermore, in addition to the foregoing, for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that when (and not until) the Amortizing Principal Amount (as defined in the Note) at such time has been reduced (through conversions or otherwise) to $0, promptly following any conversion of a Monthly Principal Amount (as defined in the Note) or such other portion of the aggregate Principal Amount into Common Stock of the Company (such event, a "Conversion"), the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to the corresponding dollar amount by which the aggregate Principal Amount of the Note has been reduced pursuant to such a Conversion from the Restricted Account to such bank account as the Company may direct the Purchaser in writing.


This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

* * * *

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

              Signed,

              Laurus Master Fund, Ltd.


              By:____________________
              Name:
              Title:


Agreed and Accepted this 8th day of July, 2004.

RPM Technologies, Inc.

By:_____________________
Name:
Title: